Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune,	Inc.

972-673-1610

ir@microtune.com

MICROTUNE FILES FORM 12B-25 NOTIFICATION OF LATE FILING

PLANO, TX, AUGUST 9, 2006 – Microtune®, Inc. (NASDAQ:TUNE) today announced that it will be unable to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 by the August 9, 2006 filing deadline because the previously-announced internal review of the Company’s stock option grant practices by the Audit Committee of the Company’s Board of Directors has not been completed. As a result, the Company has filed a Form 12b-25 notification of late filing with the U.S. Securities and Exchange Commission.

The Company previously announced on July 27, 2006 that the Audit Committee had self-initiated an internal review of the Company’s stock option grant practices. This ongoing review, which is being conducted with the assistance of independent legal counsel, covers all stock option grants made by the Company from August 4, 2000 (the date of the Company’s initial public offering) through June 2006. At this time, the Company’s Audit Committee has not determined whether any accounting adjustment will be required.

The Company’s Audit Committee is determined to be thorough in this review, and due to the large amount of data being collected and reviewed and the numerous testing procedures required, the Company believes that it may take an additional six to eight weeks to complete the review. For the foregoing reasons, the Company also does not expect that it will file its Form 10-Q by the extended deadline of August 14, 2006 pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended. The Company has notified the SEC and The NASDAQ Global Market of its internal review and of its inability to timely file its Form 10-Q.

“Microtune’s Audit Committee and its independent counsel are working diligently to bring this review to its conclusion,” said James A. Fontaine, President and Chief Executive Officer of Microtune. “While our Audit Committee focuses on completing its review, our primary focus will continue to be on our business, our customers and on developing industry-leading RF products.”

The Company will not be in a position to comment further on these matters until the Audit Committee has completed its review.

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ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 63 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include results or events occurring as a result of additional actions and findings resulting from the continuing internal investigation by the Audit Committee of the Company’s Board of Directors into the Company’s stock option grant practices, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, including forward-looking statements made herein relating to the nature and scope of the Audit Committee’s pending internal investigation, expectations as to the completion of the investigation and timing of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.

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